SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                              FORM 8-K/A
                           (Amendment No. 2)

                            CURRENT REPORT

                 Pursuant to Section 13 or 15d of the

                  Securities and Exchange Act of 1934


                      ---------------------------

                   Date of Report (Date of earliest
                    event reported) August 29, 1994


                            WLR Foods, Inc.
        (Exact name of registrant as specified in its charter)

     Virginia                   0-17060                54-1295923
(State of Incorporation)  (Commission File Number)   (IRS Employer
                                                      Identification
                                                      No.)

     P.O. Box 7000                                       22815
     Broadway, Virginia                                (Zip Code)
(Address of Principal executive offices)


                            (703) 896-7001
                    (Registrant's telephone number,
                         including area code)


                      Exhibit Index is on Page 37

                            Amendment No. 2

The undersigned hereby amends the following items, financial statements, exhibits or other portions of its current report on Form 8-K previously filed with the Commission on September 13, 1994.

Item 2.   Acquisition of Assets

          The Asset Purchase Agreement dated July 27, 1994 between WLR Foods, Inc. (the Registrant), Wampler-Longacre, Inc., the Registrant's wholly-owned subsidiary (Wampler-Longacre) (collectively, Wampler), Cuddy Farms, Inc. (Cuddy) and Cuddy International Corporation (Cuddy International) (collectively, the Cuddy Corporations) provided for an audited schedule of the working capital of Cuddy's Food Division (Cuddy Foods), and for certain post-closing adjustments that may be necessary as a result of such audit. Following the completion of such an audit by the Registrant's independent auditors KPMG Peat Marwick, Wampler and Cuddy executed a First Amendment to Asset Purchase Agreement dated October 26, 1994 (the Amendment). Pursuant to the Amendment, the purchase price of the acquisition was adjusted downward by $6,300,000, resulting in a final purchase price of $67 million. Under the terms of the Asset Purchase Agreement, $2,400,000 of the stock portion of the purchase price was withheld by Wampler pending the completion of the working capital audit, and consequently will not be issued. Cuddy has remitted the balance of the post-closing adjustments to Wampler in cash.

Item 7.

     (a)  Financial Statements.

                           CUDDY FARMS, INC.
                             Food Division

                                Audited
                         Financial Statements

                 October 30, 1993 and October 31, 1992

                           CUDDY FARMS, INC.


                             Food Division

















                                Audited

                          Financial Statements

                                 As Of

                 October 30, 1993 and October 31, 1992

                                  And

                       For The Years Then Ended

                          * * * * * * * * * *

                               CONTENTS


Independent Auditors' Report  . . . . . . . . . .       Page      6

Financial Statements:

   Balance Sheets . . . . . . . . . . . . . . . .             7 - 8

   Statements Of Operations . . . . . . . . . . .                 9

   Statements Of Changes In Division Equity . . .                10

   Statements Of Cash Flows . . . . . . . . . . .            11 - 12

   Notes To Financial Statements  . . . . . . . .            13 - 26

                     INDEPENDENT AUDITORS' REPORT


To The Shareholders of
Cuddy Farms, Inc.
Marshville, North Carolina


We have audited the accompanying balance sheets of The Food Division of Cuddy Farms, Inc. as of October 30, 1993 and October 31, 1992, and the related statements of operations, changes in division equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Food Division of Cuddy Farms, Inc. at October 30, 1993 and October 31, 1992, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                        POTTER & COMPANY, P.A.



September 22 , 1994
Monroe, North Carolina

                           CUDDY FARMS, INC.
                             FOOD DIVISION
                            BALANCE SHEETS
                 October 30, 1993 and October 31, 1992
            ASSETS                                            1993           1992
                                                           ----------     ----------
CURRENT ASSETS
    Cash and cash equivalents                            $  1,417,114  $   838,013
    Accounts receivable
        (net of allowance for doubtful accounts of
         $25,000 in 1993 and 1992)                         14,836,908    13,130,779
    Current portion of notes receivable                       201,140       108,432
    Inventories                                            26,116,778    29,417,501
    Prepaid expenses                                          129,288       133,653
                                                           -----------  ------------
                                                           42,701,228    43,628,378
                                                          ------------   -----------

PROPERTY, PLANT AND EQUIPMENT
    Building and land improvements                         17,703,679    16,595,027
    Equipment                                              32,537,873    30,870,700
    Trucks and automobiles                                  2,089,837     1,983,257
    Office furniture and fixtures                             936,877       883,151
    Leasehold improvements                                     38,732        34,732
    Construction in progress                                  317,035       358,940
                                                          ------------  ------------
                                                           53,624,033    50,725,807
    Less accumulated depreciation                          27,097,263    24,003,416

                                                          ------------  ------------
                                                           26,526,770    26,722,391
    Land                                                    2,875,330     3,349,522
                                                          ------------  ------------
            Total Property, Plant And Equipment, Net       29,402,100    30,071,913
                                                          ------------  ------------
OTHER ASSETS
    Notes receivable                                          464,263       529,131
    Investments                                               644,383       421,375
    Deposits                                                  199,724              -
    Non-competition agreement                                  63,307        83,310
                                                          ------------  ------------
            Total Other Assets                              1,371,677     1,033,816
                                                          ------------  ------------
            TOTAL ASSETS                              $    73,475,005  $ 74,734,107
                                                           ===========   ===========








See Accompanying Notes to Financial Statements.


            LIABILITIES AND DIVISION EQUITY                   1993           1992
                                                           ---------     ----------
CURRENT LIABILITIES
    Bank overdraft                                    $     3,627,229  $  3,758,079
    Current maturities of long-term debt                    1,923,000     3,958,000
    Accounts payable                                        5,955,204     6,625,589
    Amounts due affiliated companies                       33,915,852    34,416,334
    Amounts withheld from employees                           164,346       182,820
    Employee savings                                           66,354        78,452
    Accrued expenses:
        Salaries and wages                                    843,631       395,887
        Insurance and payroll taxes                            64,356        67,014
        Property and other taxes                              251,533       255,226
        Interest                                              182,080       191,463
        Other                                                  83,716       110,828
                                                            ----------   -----------
            Total Current Liabilities                      47,077,301    50,039,692



DEFERRED INCOME TAXES                                       6,979,134     3,524,377




LONG-TERM DEBT                                             21,328,000    23,251,000
                                                           -----------   -----------

            Total Liabilities                              75,384,435    76,815,069
                                                           -----------   -----------


DIVISION EQUITY                                            (1,909,430)   (2,080,962)
                                                           -----------   -----------





            TOTAL LIABILITIES AND
                 DIVISION EQUITY                      $    73,475,005 $  74,734,107
                                                          ===========   ===========

                                    CUDDY FARMS, INC.
                                      FOOD DIVISION
                                STATEMENTS OF OPERATIONS
                For The Years Ended October 30, 1993 and October 31, 1992

                                                               1993           1992
                                                          ------------    -------------
Sales                                                 $   163,277,281    $ 161,369,666

Cost of Goods Sold                                        149,307,217      145,957,748
                                                         -------------     ------------
Gross Profit                                               13,970,064       15,411,918

Selling, General And Administrative Expenses                8,447,447       15,629,540
                                                          ------------     ------------
Income (Loss) From Operations                               5,522,617         (217,622)

Other Income And (Expenses) - Net                             269,182         (135,442)
                                                          ------------    ------------
Income (Loss) Before Interest Expense And Income Taxes      5,791,799         (353,064)

Interest Expense                                           (3,501,151)      (3,787,207)
                                                          ------------     ------------
Income (Loss) Before Income Taxes                           2,290,648       (4,140,271)

Provision For (Benefit From) Income Taxes                   2,119,116       (1,606,947)
                                                          ------------     ------------

Net Income (Loss)                                     $       171,532    $  (2,533,324)
                                                         ============     ============



See Accompanying Notes to Financial Statements.

                                    CUDDY FARMS, INC.
                                     FOOD DIVISIONS
                        STATEMENTS OF CHANGES IN DIVISION EQUITY
                For The Years Ended October 30, 1993 and October 31, 1992



Beginning of Year, October 26, 1991                           $     452,362

Net Income (Loss)                                                (2,533,324)
                                                                 -----------
End of Year, October 31, 1992                                    (2,080,962)

Net Income (Loss)                                                   171,532

End of Year, October 30, 1993                                 $  (1,909,430)
                                                                 ===========
































See Accompanying Notes To Financial Statements.


                                    CUDDY FARMS, INC.
                                      FOOD DIVISION
                                STATEMENTS OF CASH FLOWS
                For The Years Ended October 30, 1993 And October 31, 1992
                                                              1993            1992
                                                             --------       --------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net Income (Loss)                                     $   171,532     $ (2,533,324)
    Adjustments to reconcile net income (loss) to net
    cash
      provided by (used in) operating activities:
        (Gain) Loss in disposal of fixed assets                28,202          (17,623)
        Depreciation and amortization                       2,917,620        2,939,363
        Increase (decrease) in deferred income taxes        3,454,757         (254,277)
        Equity (Gain) Loss in partnership investments        (222,688)             325

                                                           -----------      -----------
                                                            6,349,423          134,464
    Net change in non-cash operating assets
      and liabilities
        Items related to affiliated companies                (500,482)       6,967,473
        Other items                                         1,302,900       (1,009,623)
                                                          ------------     ------------
Net Cash Provided By Operating Activities                   7,151,841        6,092,314
                                                          ------------     ------------

CASH FLOWS FROM INVESTMENT ACTIVITIES
    Additions to fixed assets                              (2,028,774)      (2,271,012)
    Proceeds from disposal of assets                          648,477          293,473
    Inter-company transfers to fixed assets                  (876,029)         (294,762)
    Decrease (Increase) in other non-current assets          (199,724)         (11,274)
                                                         -------------     ------------
Net Cash Used In Investment Activities                     (2,456,050)      (2,283,575)
                                                         -------------     ------------


CASH FLOWS FROM FINANCING ACTIVITIES
    Net change in inter-company cash transfer account                -      (1,774,000)
    Repayments of long-term debt                           (3,958,000)      (2,133,000)
    Collection of notes receivable                             62,160           38,686
    Additions to notes receivable                             (90,000)               -
                                                         -------------     ------------
Net Cash Used In Financing Activities                      (3,985,840)      (3,868,314)

                                                         -------------     ------------
NET INCREASE (DECREASE) IN CASH                               709,951          (59,575)

Net Cash Position At Beginning Of Year                     (2,920,066)      (2,860,491)
                                                         -------------     ------------
Net Cash Position At End Of Year                          $ (2,210,115)   $ (2,920,066)
                                                          =============     ============
See Accompanying Notes To Financial Statements.


                                                            1993                1992
                                                        -------------       -------------
CHANGES IN NON-CASH OPERATING ASSETS AND LIABILITIES
    (Increase) Decrease In Current Assets
        Accounts receivable - trade and other         $    (1,706,129)    $   (1,855,338)
        Inventories                                         3,300,723         (2,051,810)
        Prepaid expenses                                        4,365            124,635
                                                         -------------       ------------
            Total (Increase) Decrease In Non-Cash
            Operating Assets                                1,598,959         (3,782,513)
                                                         -------------       ------------







    Increase (Decrease) In Current Liabilities
        Accounts payable                                     (670,385)         3,301,022
        Amounts due - affiliated companies                   (500,482)         6,967,473

        Amounts withheld from employees                       (18,474)            46,270
        Employee savings                                      (12,098)            16,535
        Accrued expenses                                      404,898           (590,937)
                                                        --------------       ------------
            Total Increase (Decrease) In Non-Cash
            Operating Liabilities                            (796,541)         9,740,363
                                                        --------------       ------------





NET CHANGE IN NON-CASH OPERATING ASSETS
  AND LIABILITIES                                     $        802,418     $    5,957,850
                                                              ========          =========


CUDDY FARMS, INC.
FOOD DIVISION
NOTES TO FINANCIAL STATEMENTS
October 30, 1993 and October 31, 1992


NOTE 1  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          A.   Description Of The Business

               Cuddy Farms, Inc. is a major supplier of turkey eggs and poults. The Company has a farm division with breeding and hatching facilities located in North Carolina, South Carolina, Iowa, Missouri, Ohio, Virginia and Minnesota. The food division operates three turkey processing facilities and a feed manufacturing facility in North Carolina.

          B.   Basis Of Presentation

               The accompanying financial statements include the accounts of The Food Division of Cuddy Farms, Inc.
               Significant inter-company transactions and balances have not been eliminated.

          C.   Inventories

               Inventory values are determined using the following policies:

               1)   Turkey Flocks
                    Live poultry flocks are valued at the accumulated flock cost including poult and feed costs.

               2)   Processed Turkey Products
                    Processed turkey is valued at the lower of cost, or market with cost determined on first-in, first-out basis.

               4)   Supplies and Feed Ingredients
                    Supply and feed ingredient inventories are valued at the lower of cost or market on a first-in, first-out basis.

          D.   Accounting Period

               The Company has adopted a 52-53 week fiscal year that ends on the last Saturday in October for both financial and tax reporting purposes.


          E.   Allowance For Doubtful Accounts

               The allowance for doubtful accounts is based on a historical bad debt experience and on an evaluation of individual accounts. Accounts are charged against the allowance when deemed uncollectible.


- - Continued -                     13

CUDDY FARMS, INC.
FOOD DIVISION
NOTES TO FINANCIAL STATEMENTS
October 30, 1993 and October 31, 1992



NOTE 1  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued



          F.   Property, Plant And Equipment

               Property, plant and equipment are recorded at cost. Depreciation starts when the asset is placed in service. For financial reporting purposes, depreciation expense is generally provided on a straight-line basis. Estimated useful lives are as follows:

                             Category                              Years

                     Buildings and land                           15 - 40
                     improvements                                  3 - 15
                     Equipment                                     3 -  5
                     Trucks and automobiles                        5 - 10
                     Office furniture and                               5
                     fixtures
                     Leasehold improvements


               Analysis of depreciation expense:


                                                       1993             1992
                                                  -------------    ------------
                Charged to cost of goods sold    $    2,716,486    $  2,841,703

                Charged to general and
                administrative expense                  181,127          77,657
                                                 --------------    ------------
                Total depreciation expense       $    2,897,613    $  2,919,360
                                                 ==============    ============

               Expenditures that result in the enhancement of the assets involved are capitalized. Maintenance and repair costs are expensed when incurred. Upon sale or other disposition, any gain or loss is included in income.

               Equipment leased under capital leases is recorded in property, plant and equipment, with corresponding obligations carried in long-term debt. The amount capitalized is the lower of the present value of minimum lease payments or the fair market value of the leased property. Depreciation on capital leases is recorded on a straight-line basis, generally over the estimated useful life of the equipment.


- - Continued -                     14

CUDDY FARMS, INC.
FOOD DIVISION
NOTES TO FINANCIAL STATEMENTS
October 30, 1993 and October 31, 1992


NOTE 1  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued



          G.   Non-competition Agreement

               Non-competition agreement represents the unamortized balance of an amount paid to an individual in connection with the purchase of the operating assets of Stout Enterprises; the agreement amount is being amortized over 10 years.

          H.   Investments

               Investments include 50% ownership of Cuddy/Modern Storage partnership. The Company accounts for investments under the equity method, in which the Company's share of net income or loss is directly reflected in the financial statements and the investment account is adjusted accordingly. (See also
               Note 11).

          I.   Income Taxes

               Deferred income taxes are provided for temporary differences in reporting income and expenses for financial statement and tax purposes. These differences arise primarily from the use of accelerated depreciation and cash basis accounting methods previously used for tax reporting purposes. Those differences expected to be recognized in the subsequent year are reported as a current liability.

               The Company adopted Statement of Financial Standard
               (SFAS) No. 109 as a method of reporting income taxes. SFAS 109 requires that deferred income tax liabilities be determined using the tax rate expected to be in
               effect when the taxes are actually paid.   Accordingly,
               income tax expense provisions will increase or decrease in the same period in which a change in the tax rates is enacted. Previous rules required providing deferred taxes using rates in effect when the liability was first recorded, without subsequent adjustment solely for the tax rate changes.

          J.   Cash And Cash Equivalents

               For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.


- - Continued -                     15

CUDDY FARMS, INC.
FOOD DIVISION
NOTES TO FINANCIAL STATEMENTS
October 30, 1993 and October 31, 1992


NOTE 1  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued


          K.   Reclassifications

               Certain items on the October 31, 1992, financial statement have been reclassified to conform with current year classifications and financial statement presentations.

NOTE 2 -  SUPPLEMENTAL DISCLOSURES TO STATEMENTS OF CASH FLOWS

                                                  1993              1992
                                            ---------------   --------------
           Net cash paid during the
           year for:

               Interest, net                   $  3,510,534   $  3,741,656
                                                  =========      =========

NOTE 3  - NOTES RECEIVABLE

                                                      1993         1992
                                                 ------------   ------------
           Note receivable due from contract
             growers at varying interest rates
             and maturities                      $  665,403   $  637,563

           Less portion due within one year         201,140      108,432
                                                    -------      -------
           Amounts Due After One Year            $  464,263   $  529,131
                                                    =======      =======
NOTE 4  - INVENTORIES

                                                     1993           1992
                                                 -----------    -----------
           Inventories On Hand:

           Live poultry flocks               $   12,269,760   $ 13,732,807
           Processed turkey products              8,404,286     10,242,851
           Supplies and feed ingredients          5,442,732      5,441,843
                                             --------------   ------------
                Total Inventories            $   26,116,778   $ 29,417,501
                                             ==============   ============









- - Continued -                     16

CUDDY FARMS, INC.
FOOD DIVISION
NOTES TO FINANCIAL STATEMENTS
October 30, 1993 and October 31, 1992


NOTE 5  - LONG-TERM DEBT
                                                         1993            1992
                                                      -----------     ---------
          Note payable to an insurance company,
          repayment provisions provide for monthly
          installments of $34,000 plus interest at
          13.25%.  Principal payments began October
          1, 1983 and continue until August 1, 1995.
          The remaining balance will be due
          September 1, 1995.  The loan is secured by
          a renewable irrevocable letter of credit
          drawn on a bank.                            $ 1,136,000   $ 1,544,000

          Note payable to an insurance company,
          repayment provisions provide for monthly
          installments of $12,500 plus interest at
          14.5%.  The balance was paid September 1,
          1993.                                               -       1,975,000

          Note payable to an unrelated individual
          payable in annual installments of $15,000
          plus interest at 10% on the unpaid
          balance, secured by real estate.               15,000          30,000

          On October 25, 1989, the Company entered
          into a note agreement with a mortgage
          company.  Interest is payable quarterly
          beginning on January 1, 1990 at 9.66%.
          Semi-annual principal payments of $750,000
          (Food Division portion) are due beginning
          October 1, 1992 through April 1, 2004,
          with the remaining principal due on
          October 1,2004.  The loan is secured by
          all real and personal property (except
          office equipment and rolling stock) held
          in Union and Anson Counties, North
          Carolina and Chesterfield County, South
          Carolina and a third priority security
          interest in accounts receivable and
          inventories.  The amount shown represents
          only the portionallocated to the Food
          Division.                                  22,100,000      23,660,000
                                                    -----------     -----------

                                                     23,251,000      27,209,000

              Less payments due within one year       1,923,000       3,958,000
                                                    -----------      ----------
               LONG-TERM DEBT                     $  21,328,000   $  23,251,000
                                                     ==========      ==========




- - Continued -                     17

CUDDY FARMS, INC.
FOOD DIVISION
NOTES TO FINANCIAL STATEMENTS
October 30, 1993 and October 31, 1992


NOTE 5  - LONG-TERM DEBT - Continued


          Required principal payments on long-term debt are as follows:


                          Year Ending                            Amount
                          -----------                        --------------
                              1994                        $   1,923,000
                              1995                            2,228,000
                              1996                            1,500,000
                              1997                            1,500,000
                              1998                            1,500,000
                       Subsequent to 1998                    14,600,000
                                                             ----------
                        Total Long-Term Debt              $  23,251,000
                                                             ==========

          Interest cost associated with notes payable and long-term debt was $3,501,151 for 1993 and $3,787,207 for 1992.

          Various loan agreements contain covenants relating to the ownership, maintenance of net worth and tangible assets, dividend restrictions, life insurance coverage, repair expenditures, and others. As of October 30, 1993 and October 31, 1992 the Company had complied with or obtained waivers relating to the loan covenants.


NOTE 6  - COMMITMENTS

          During 1993, the company bought back part of its rolling stock from a financing company under a sale/leaseback agreement. The payments were calculated at a 20% payoff and totaled $270,309.

          The Company is also obligated under several noncancellable operating leases for transportation and data processing equipment, plant facilities and store facilities that expire over the next five years. Certain lease agreements provide an option to purchase the property equal to 20% of their cost.










- - Continued -                     18

CUDDY FARMS, INC.
FOOD DIVISION
NOTES TO FINANCIAL STATEMENTS
October 30, 1993 and October 31, 1992


NOTE 6  - COMMITMENTS - Continued

          The approximate annual minimum lease payments under all noncancellable operating leases as of October 30, 1993 are as follows:

                     1994                             $   1,164,263
                     1995                                   839,504
                     1996                                   306,015
                     1997                                   137,076
                     1998                                    64,026
                                                          ---------
                Total                                 $   2,510,884
                                                          =========
          Rent expense for all operating leases for the years ended October 30, 1993 and October 31, 1992 amounted to $1,214,943 and $1,361,097, respectively.

          The Company is also party to several contracts in which it agrees to the joint investment and/or operation of growing farms and hatcheries. Under these agreements, the Company must make fixed payments for compensation of management services and variable payment based on a fixed rate per unit of production provided to Cuddy Farms, Inc.

NOTE 7  - RELATED PARTY TRANSACTIONS

          Cuddy Farms, Inc. is related to several other companies; Descriptions of the affiliations and transactions with affiliated companies are provided below:

            Cuddy Farms, Inc. is related to Cuddy International
               Corporation a Canadian Corporation, by stock ownership and common management.

            Cuddy Farms, Inc. is related to several Canadian entities
               owned and operated by Cuddy International Corporation and/or the Cuddy family.

            Cuddy Farms, Inc. owns all the outstanding stock of Colony
               Foods,Inc.

            Mr. D. Bruce Cuddy is the President of Cuddy Farms, Inc.
               and a Director of Cuddy International Corporation.

            Cuddy Farms, Inc. - Food Division is related to Cuddy
               Farms, Inc. Farms Division.






- - Continued -                     19

CUDDY FARMS, INC.
FOOD DIVISION
NOTES TO FINANCIAL STATEMENTS
October 30, 1993 and October 31, 1992


NOTE 7 -  RELATED PARTY TRANSACTIONS - Continued

                                                       Cuddy Farms
              TRANSACTIONS               D. Bruce      Inc.-Farms
              DURING 1993                 Cuddy          Division
              -----------                --------      ------------

                Sales to                $         -  $  6,981,050

                Purchases from                    -    15,221,556

                Administrative fees
                  paid to                         -
                                                        2,561,853
                Amount due to                     -
                                                       33,915,852
                Growers fees                510,991





              TRANSACTIONS
              DURING 1992
                Sales to                $         -  $  7,119,206

                Purchases from                    -     17,087,875

                Administrative fees
                  paid to                         -
                                                        2,047,475
                Amount due to                     -
                                                        34,416,334
                Grower fees                 523,907


NOTE 8  - INCOME TAXES

          The 1986 Tax Reform Act required substantial change to the tax accounting methods previously adopted by the Company. Previous tax regulations permitted family owned farming businesses to use the cash basis of accounting for income tax purposes. The Company had consistently followed the cash basis of accounting for income tax purposes. Current tax regulations disallow the cash basis of accounting for certain agriculture companies that previously used the cash basis of accounting. These corporations are now required to use the accrual method of accounting for determining taxable income.



- - Continued -                     20

CUDDY FARMS, INC.
FOOD DIVISION
NOTES TO FINANCIAL STATEMENTS
October 30, 1993 and October 31, 1992


NOTE 8  - INCOME TAXES - Continued

          In similar accounting changes, the IRS has usually required the taxpayer to make adjustments, over a period of time, to report the effect of the accounting change into taxable income. In such cases the deferred income taxes are absorbed (timing differences reverse) over the adjustment period required by the IRS. In the case of family owned farming corporations there are special provisions. The amount of the adjustment that would be required as a result of the change from the cash to the accrual method of accounting is not required to be reflected in taxable income unless one of two situations occur. The tax laws refer to this unrecognized adjustment as a "suspense account". This suspense account will only have to be recognized as taxable income if:

          1) The corporation ceases to be a family owned farming corporation, or

          2) The gross receipts from farming activities in any year are less than the gross receipts in the last year (base year) the corporation was allowed to use the cash basis of accounting, which will cause a prorata portion of the suspense account to be recognized in taxable income. Base year sales for this purpose are $126,270,839.

          As described in Note 13 Cuddy Farms, Inc. sold the assets of the Food Division to WLR, Inc. on August 29, 1994. As a result, the gross receipts of Cuddy Farms, Inc. will drop below the base year sales of $126,270,839. Unused net operating losses and tax credits will be used to offset the expected tax liability. Because the gross receipts for fiscal year 1994 will be greater than the base year sales, the suspended taxes are not expected to come due until the end of fiscal year 1995.

          The Company has reduced deferred income taxes to the extent that it has net operating losses and tax credit carryforward items.

          An analysis of income taxes is provided below:

                                                     1993          1992
                                                 -----------    ------------

          Net change in deferred income taxes    $ 2,372,285   $  (254,277)

          State net economic loss expiration       1,082,472             -

          Net change in benefit from division
           tax receivable                         (1,335,641)   (1,352,670)
                                                  -----------   -----------
          Provision For (Benefit From)
           Income Taxes                          $ 2,119,116   $(1,606,947)
                                                 ===========   ============

- - Continued -                     21

CUDDY FARMS, INC.
FOOD DIVISION
NOTES TO FINANCIAL STATEMENTS
October 30, 1993 and October 31, 1992


NOTE 8  - INCOME TAXES - Continued

          An analysis of deferred income taxes is provided below:
                                                       1993            1992
                                                -------------     ------------
           Beginning of year                    $   3,524,377     $  3,778,654

           Expired state operating loss
             carryforward                          (1,082,472)               -

           Increase (decrease) in deferred
           taxes
             due to temporary differences of
             determining financial basis
             and tax basis income                   4,537,229         (254,277)
                                                    ---------         ---------
           End of Year                          $   6,979,134     $  3,524,377
                                                   ==========        =========
Deferred income taxes consist of the following:

                                                      1993            1992
                                                   ----------      ----------
           Suspended deferred income taxes
             relating to the past use of cash
             basis accounting for tax purposes   $ 12,768,375    $ 12,768,375

           Deferred income taxes relating to
            the use of accelerated
            depreciation,
             and non-capitalized interest and
             leases for tax purposes                5,458,153       5,251,237

           Deferred charges as a result of
             unused tax credits                     (404,890)        (275,029)

           Deferred income taxes relating to
             difference in valuation of
             inventory for tax purposes             (146,577)        (137,578)

           Tax effect of net operating loss
            carryforward                         (10,829,496)     (14,199,624)

           Other miscellaneous amounts               133,569          116,996
                                                 ------------      -----------
            Deferred income taxes               $  6,979,134    $   3,524,377
                                                ============    =============








- - Continued -                     22

CUDDY FARMS, INC.
FOOD DIVISION
NOTES TO FINANCIAL STATEMENTS
October 30, 1993 and October 31, 1992


NOTE 8  - INCOME TAXES - Continued

          An analysis of income taxes for Cuddy Farms, Inc. as reported in the October 30, 1993 and October 31, 1992 consolidated financial statements is provided below:

                                               1993           1992
                                          ------------    ----------
           Provision for federal and
             state income taxes          $    142,045      $       -

           Adjustment for under
             (over) accrual                     4,889         10,507

           Net change in deferred
             income taxes                   2,474,317        131,823

           Expiration of state net
             economic loss carryforward     1,462,800              -
                                            ---------        -------
                                            4,084,051      $ 142,330
                                            =========        =======

          The amount of current and deferred tax expense allocated to the Foods and Farms Divisions of Cuddy Farms, Inc. has been computed as if each division were a separate taxpayer. The Foods Division had tax related balances due from Cuddy Farms, Inc. in the amounts of $3,725,550 and $2,389,909 respectively at October 30, 1993 and October 31, 1992 resulting from utilization of Foods Division's net operating losses by Cuddy Farms, Inc.

          For tax purposes as of October 30, 1993, Cuddy Farms, Inc.
          has the following carryforward items to offset future
          federal income tax liabilities:
                                                                  Expiration
                                                   Amount            Years
                                             --------------      ------------
           Net operating loss carryforward   $   30,156,833      Through 2004
           Unused tax credits carryforward   $      809,780      Through 2006


          The portion of the carryforward items attributable to the Foods Division is provided below:

                                                                  Expiration
                                                   Amount            Years
                                              --------------     ------------
           Net operating loss carryforward   $    30,156,833     Through 2004
           Unused tax credits carryforward   $       404,890     Through 2006






- - Continued -                     23

CUDDY FARMS, INC.
FOOD DIVISION
NOTES TO FINANCIAL STATEMENTS
October 30, 1993 and October 31, 1992


NOTE 9  - EMPLOYEE BENEFIT PLANS

          The Company maintains three employee benefit plans, a 401(k) Plan and Trust, and a Profit Sharing Plan and a non qualified retirement/survivor benefit plan. Effective November 1, 1992 the Profit Sharing Plan was merged into the 401(k) Plan. The 401(k) plan provides that certain hourly and salaried employees may contribute the maximum percent of gross earnings allowable by the IRS in any plan year. The Company in turn will match at least 50% of the employees' contributions up to 3% of compensation. Total contributions for the 401(K) Plan and Trust above referenced plans for 1993 and 1992 were $193,945 and $170,842, respectively.

          A Non-Qualified Retirement/Survivor Benefit Plan was adopted January 1, 1993. The plan provides that select key management employees may defer any amount of gross earnings, subject to IRS regulations, in any plan year. The Company and the employee enter into a Salary Deferral Agreement and a Split Dollar Agreement. Under the Deferral Agreement the employee elects to defer a certain amount of gross earnings for a minimum period of 5 years. The Company agrees to match employee's deferral up to a maximum of 4% of gross earnings and to credit the account for a defined annual interest rate throughout the life of the agreement.

          Under the Survivor Benefit Plan the employee and the Company enter into a Split Dollar Agreement whereby the Company assists the employee in purchasing life insurance utilizing the combined proceeds of the employee's deferral and the Company's match. The life insurance policy is assigned to the Company to assure the recovery of premiums paid by the Company prior to disbursement to the employee's named beneficiary.
          Total Company contribution for 1993 was $55,356.

NOTE 10  -     CONTINGENCIES

          The Company has a co-insurance group hospitalization plan. Under the plan the Company is self-insured for $60,000 per employee. The insurance company will pay all claims over $60,000 per individual per year not to exceed a lifetime benefit of $1,000,000 per salaried employee or $250,000 per hourly employee. No reasonable estimate can be made for future losses under the co-insurance plan described above.

          As of October 30, 1993, the Company had outstanding letters of credit in the amount of $2,039,657 as collateral on certain notes payable to an insurance company as described in Note 5. The Food Division's allocation of this amount is $1,136,000.

          The Company is self insured for its workers' compensation.

- - Continued -                     24

CUDDY FARMS, INC.
FOOD DIVISION
NOTES TO FINANCIAL STATEMENTS
October 30, 1993 and October 31, 1992



NOTE 11  -     INVESTMENTS


          Investments consist of the following:
                                                   1993         1992
                                              ------------   -----------
               Investment in Cuddy/Modern
               Storage                        $    644,383   $   421,375
                 partnership                       =======       =======




          On November 19, 1990, the Company entered into a general partnership with a food storage vendor to construct and operate a cold storage distribution facility in Marshville, North Carolina. Construction began on the facility in December, 1990, and operations began in March, 1992.

          The partnership facility will operate under a partnership agreement through November 1, 2005, at which time it may be extended on an annual basis. All profits, leases and investment requirements are to be on an equal basis.

          Cuddy Farms, Inc. is listed as a guarantor of the $5,500,000 partnership note payable to a bank up to a maximum of $2,750,000. The note payable balance as of October 30, 1993 was $4,070,044.

          Significant financial items of the partnership at October 30, 1993 and October 31, 1992 are provided below:

                                                  1993           1992
                                                ---------     ---------
                Total assets                $   5,441,664  $  6,120,847
                Total liabilities               4,153,089     5,278,297
                Total partners' capital         1,288,575       842,500
                Total revenue                   2,610,514     2,025,542
                Net income (loss)                 446,025          (651)














- - Continued -                     25

CUDDY FARMS, INC.
FOOD DIVISION
NOTES TO FINANCIAL STATEMENTS
October 30, 1993 and October 31, 1992


NOTE 12 - RESTATEMENT

          The Foods Division of Cuddy Farms, Inc was included as supplemental financial information in the consolidated financial statements of Cuddy Farms, Inc. as of October 30, 1993 and October 31, 1992. Certain amounts have been restated to more clearly reflect the deferred tax liability and the provision for income taxes of the Foods Division. A summary of the restatement is provided below:

                                                    1993            1992
                                                  ---------       ---------
           Decrease in deferred income taxes   $  4,492,198   $   5,226,959

           Increase in tax related balance
           due from the Farms Division         $  3,725,550   $   2,389,909


           Increase in division equity         $  8,217,748   $   7,616,868

NOTE 13 - SUBSEQUENT EVENTS

          Cuddy Farms, Inc. sold substantially all of the assets of the Food Division to WLR, Inc. on August 29, 1994.

                                  CUDDY FARMS, INC.
                                    FOOD DIVISION
                                    BALANCE SHEET
                                    JULY 30, 1994
                                     (unaudited)

ASSETS
Current Assets

         Cash                                                        $21,056
         Accounts receivable, net of allowances
         for doubtful accounts of 100,000                         15,679,144
         Notes receivable                                             84,267
         Inventories (Note 2)                                     29,532,547
         Prepaids and other current assets                         3,249,085
                                                                 ------------
Total current assets                                              48,566,099

Property, plant and equipment
         Land                                                      2,875,330
         Building & land improvements                             17,703,679
         Machinery and equipment                                  35,593,633
         Leasehold improvements                                       38,732
         Construction in progress                                  3,182,981
                                                                 ------------
Total property, plant and equipment                               59,394,355

Less accumulated depreciation                                    (29,193,875)
                                                                 ------------
Total property, plant and equipment, net                          30,200,480

Investments and other assets
         Other assets                                                513,077
         Investment in partnership                                   597,224
                                                                 ------------
Total investments and other assets                                 1,110,301
                                                                 ------------
TOTAL ASSETS                                                      $79,876,880
                                                                 ============

(Balance Sheet Continued)

LIABILITIES AND EQUITY
Current Liabilities

         Bank overdrafts                                          $1,697,346
         Accounts payable                                          9,190,194
         Amounts due affiliated companies                         42,637,380
         Current maturities of long-term debt                      1,983,000
         Amounts withheld from employees                             725,782
         Employee savings                                             74,794
         Accrued expenses                                          2,877,426
                                                                 ------------
Total current liabilities                                         59,185,922

Deferred income taxes                                              6,979,134

Long-term debt                                                    20,167,000

Division equity                                                   (6,455,176)
                                                                 ------------
Total equity                                                      (6,455,176)
                                                                 ------------
OTAL LIABILITIES AND EQUITY                                      $79,876,880
                                                                ============

See Accompanying Notes to the Financial Statements

                                 CUDDY FARMS, INC.
                                   FOOD DIVISION
                            STATEMENTS OF OPERATIONS
                     FOR THE NINE MONTHS ENDED JULY 30, 1994
                                AND JULY 31, 1993
                                   (unaudited)

                                                   NINE MONTHS ENDED

                                             July 30, 1994     July 31, 1994


         Sales                                $125,962,650    $114,645,801

         Cost of sales                         121,437,767     104,267,996
                                              -------------    ------------
         Gross profit                            4,524,883      10,377,805

         Selling, general and
           admnistrative expenses                8,740,668       6,343,885
                                               -------------    ------------
         Operating income (loss)                (4,215,785)      4,033,920

         Other expenses
           Interest expense                      2,338,252       2,668,674
           Other expense (income), net             898,008        (162,815)
                                               -------------    ------------
         Income (loss) before taxes             (7,452,045)      1,528,061

         Income tax expense (benefit)           (2,906,298)        595,945
                                               -------------    ------------
           Net income (loss)                   ($4,545,747)       $932,116
                                               =============    ============



        See Accompanying Notes to the Financial Statements.

                                    CUDDY FARMS, INC.
                                     FOOD DIVISION
                               STATEMENTS OF CASH FLOWS
                               FOR THE NINE MONTHS ENDED
                            JULY 30, 1994 AND JULY 31, 1993
                                      (unaudited)



     CASH FLOWS FROM OPERATING ACTIVITIES:        July 30, 1994   July 31, 1993

Net earnings (loss)                                ($4,545,747)       $932,116
Adjustments to reconcile net earnings to
  net cash provided by operating activities:
Depreciation and amortization                        2,096,612       2,332,218
Deferred income taxes                                2,906,298         595,945

Change in operating assets and liabilities:
   (Increase) decrease in accounts receivabl          (725,363)        727,838
   Increase in inventories                          (3,415,769)       (891,682)
   Increase in other current assets                 (6,026,095)       (338,677)
   Increase (decrease) in accounts payable          13,978,505        (110,591)
                                                   ------------     -----------
Net Cash Provided by Operating Activities            4,268,441       3,247,167


CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment          (2,894,992)     (2,035,875)
Investments in other assets                            261,376         217,607
                                                   ------------   -------------
Net Cash Used in Investing Activities               (2,633,616)     (1,818,269)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt                (1,101,000)     (1,213,500)
                                                   ------------    ------------
Net Cash Used in Financing Activities               (1,101,000)     (1,213,500)
                                                   ------------    ------------
Increase in Cash and Cash Equivalents                  533,825         215,398

Net Cash Position at Beginning of Fiscal Year       (2,210,115)     (2,860,491)
                                                   ------------    ------------
t Cash Position at End of Period                   ($1,676,290)    ($2,645,093)
                                                   ============    ============
Supplemental cash flow information:
Cash paid for:
   Interest                                         $2,338,041      $2,649,423
   Income taxes                                          -                 -

See Accompanying Notes to Financial Statements.

Notes to Financial Statements

1. Accounting Policies

The financial statements presented herein include the accounts of
Cuddy Farms, Inc. Food Division.   The balance sheet as of July 30,
1994, and the statements of operations and cashflows for the nine months ended July 30, 1994 and July 31, 1993 are unaudited.
In the opinion of management, all adjustments necessary for fair presentation of such financial statements have been included. Such adjustments consisted only of normal recurring accruals and the use of estimates. Interim results are not necessarily indicative of results for the entire fiscal year.

The financial statements and notes are presented as permitted by Form 10-Q and do not contain certain information included in the Company's annual financial statements and notes.

The Company's unaudited interim financial statements should be read in conjunction with the annual financial statements for the fiscal year ended October 30, 1993 included elsewhere herein. In both, the accounting policies and principles used are consistent in all material respects.


2. Inventories

A summary of inventories at July 30, 1994 follows.

                                                 (unaudited)
                                                July 30, 1994

Live poultry and breeder flocks                  $14,738,253
Processed poultry and meat products                9,850,656
Supplies, feed and other                           4,943,638
                                                 ------------
Total inventories                                $29,532,547
                                                  ==========

3.  Subsequent event

On August 29, 1994 Cuddy Farms, Inc. sold substantially all of the net assets of the Food Division to WLR Foods, Inc. except for long-term debt, tax liabilities and amounts due to affiliated companies.

     (b)  Pro forma combined financial information.

          The following sets forth the Registrant's unaudited pro forma statements of operations for the year ended July 2, 1994 adjusted to reflect the transaction related to the acquisition of Cuddy Foods. The Registrant issued 1,183,333 shares of common stock, along with $38,600,000 cash in exchange for the acquired business. Additionally, WLR Foods, Inc. paid $500,000 for the covenant of the Cuddy Corporations, A.M.C. Family Holdings, Ltd. and A.M. Cuddy not to compete with Wampler-Longacre for four years. The pro forma combined financial statements reflect the acquisition of the business as of the beginning of fiscal 1994 for the statement of operations and as of July 2, 1994 for the combined balance sheet.

          The unaudited pro forma combined statement of operations present the results as if Cuddy Foods had been acquired as of July 4, 1993. Such unaudited pro forma combined statement of operations shows the historical statements of the two entities combined with the material impacts of the transaction reflected in the pro forma adjustment column. These pro forma statements are to be used for comparison purposes only.

          The following pro forma information does not purport to be indicative of the actual results that would have been obtained if the transaction had occurred at the beginning of the period. Furthermore, these statements do not represent the expected future results of the combined company. These statements and the accompanying Notes should be read in conjunction with the historical consolidated statements and accompanying Notes of WLR Foods, Inc. and subsidiaries (WLR Foods) and the historical financial statements and footnotes of Cuddy Farms, Inc. Food Division included in this document.

          For purposes of the pro forma balance sheet included herein, the WLR Foods July 2, 1994 balance sheet is combined with the July 30, 1994 Cuddy Foods balance sheet. For the pro forma combined statement of operations, WLR Foods' fiscal year ended July 2, 1994 is combined with the Cuddy Farms, Inc. Food Division's 12 months of operations ended July 30, 1994.



                                                 PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                                          YEAR ENDED JULY 2, 1994
   In thousands, except per share data                          (unaudited)


                                             WLR Foods, Inc.      Cuddy Farms, Inc.      Pro Forma           Combined
                                             Historical           Foods Division 1      Adjustments  Notes   Pro Forma
Net sales                                     $727,270               $174,594           $37,600         2     $939,464

   Cost of sales                               632,620                166,086            20,868       2,3      819,574
                                               --------               --------          --------               -------
   Gross profit                                 94,650                  8,508            16,732                119,890

   Selling, general and
        administrative expenses                 63,606                 11,234            14,780       2,4       89,620
                                              --------              ---------          --------               -------
   Operating income                             31,044                 (2,726)            1,952                 30,270

   Other expenses:
      Interest expense                           4,989                  3,170              (700)       5         7,459
      Other expense (income), net                 (431)                  (172)              206        6          (397)
                                               --------              ---------          --------               -------
   Total other expenses                          4,558                  2,998              (494)                 7,062
                                               --------              ---------          --------               -------
   Earnings before taxes
      and minority interest                     26,486                 (5,724)            2,446                 23,208

   Income tax expense (benefit)                  9,897                 (1,383)              942        7         9,456

   Minority interest                                38                                   -                          38
                                               --------              ---------          --------               -------
   Net earnings (loss)                         $16,551                ($4,341)           $1,504                $13,714
                                              ========               =========          ========               =======
   Net earnings per common share                 $1.51                -                                          $1.13

   Average common shares outstanding            10,967                -                   1,183                 12,150

Notes
1 Cuddy Farms, Inc., Food Division operating statement is for the period August 1, 1993 through July 30, 1994.

2 Sales and cost of sales and selling general and administrative expenses are adjusted to conform with WLR statement presentation and to eliminate intercompany transactions.

3  To reflect additional depreciation expense as a result of the acquisition.

4  To reflect the elimination of administrative fees paid to related parties.

5 To reflect the lower interest rates and lower borrowing levels as a result of the acquisition.

6  To reflect amortization of the investment in partnership over 5 years.

7  To reflect additional tax expense at 38.5%.


                                                      PRO FORMA COMBINED BALANCE SHEET
                                                                 July 2, 1994
                                                                 (unaudited)

                                                                 Cuddy Farms,
                                                                     Inc.
                                                WLR Foods, Inc.  Food Division  Pro Forma            Combined
Dollars in thousands                               Historical     Historical   Adjustments  Note #   Pro forma
ASSETS
Current Assets
   Cash and cash equivalents                                $771          $21                             $792
   Accounts receivable                                    52,305       15,763                           68,068
   Inventories                                            83,047       29,533                          112,580
   Other current assets                                    2,270        3,249     (3,027)      1         2,492
                                                         --------      -------    -------             ---------
   Total current assets                                  138,393       48,566     (3,027)              183,932

Investments                                                  954          597      1,003       2         2,554
Property, plant and equipment, net                       139,854       30,200      5,143       3       175,197
Other assets                                               3,850          513        500       4         4,863
                                                         --------     --------   --------             ---------
TOTAL ASSETS                                            $283,051      $79,876     $3,619              $366,546
                                                        =========     ========    =======             =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
   Notes payable to banks                                 $9,400       -          15,300       5       $24,700
   Current maturities of long-term  debt                   6,275        1,983      1,721       6         9,979
   Excess checks over bank balances                        8,511        1,697     (1,697)      8         8,511
   Trade accounts payable                                 20,937        9,191                           30,128
   Accrued expenses                                       16,103        3,678      1,026      10        20,807
   Deferred income taxes                                   6,297                                         6,297
   Other current liabilities                                 881                                           881
   Amounts due affiliated companies                     -              42,636    (42,636)      9
                                                         --------     --------   --------             ---------
   Total current liabilities                              68,404       59,185    (26,286)              101,303

Long-term debt, excluding current maturities              46,368       20,167      1,129       7        67,664
Deferred income taxes                                      9,813        6,979     (6,979)     11         9,813
Minority interest in consolidated subsidiary                 475                                           475
Other liabilities and deferred credits                     1,834                     900      12         2,734

Common stock subject to repurchase                      -                         17,750      13        17,750

Shareholders' equity :
   Common stock                                           61,416                  10,650      14        72,066
   Additional paid-in capital                              3,253                                         3,253
   Retained earnings                                      91,488       (6,455)     6,455      15        91,488
                                                         --------     --------   --------             ---------
    Total shareholders' equity                           156,157       (6,455)    17,105               166,807
                                                         --------     --------   --------             ---------
TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY                                                 $283,051     $79,876      $3,619             $366,546
                                                         ========     ========     ======             ========

Notes

1 Reducing current assets for items not acquired.

2 Allocation of the purchase price to the investment in partnership to record it at fair value.

3 Allocation of the purchase price to the fixed assets to record them at fair value net of certain fixed assets not acquired.

4 Recording of covenant not to compete to be amortized over five years.

5 Recording of borrowing $18.0 million plus costs of $1.2 million less
  $3.9 million paid back by the seller following the post closing adjustment process.

6 Recording the incremental portion of the current maturities of long-term debt as a result of borrowing $25 million. The total current portion is $3.7 million net of debt not assumed of $2.0 million.

7 Recording the incremental portion of long-term debt payable as a result of borrowing $25 million. The long term portion is $21.3 million net of debt not assumed of $20.2 million.

8 Eliminating the excess checks over bank balances not assumed in the acquisition.

9 Eliminating the intercompany payables not assumed in the acquisition.

10 Adjusting the accrued expenses to the values assumed in the acquisition.

11 Eliminating the deferred tax liabilities not assumed in the acquisition.

12 Recording long-term liabiities assumed in the acquisition.

13 Recording the common stock subject to repurchase issued to Cuddy
   Farms, Inc.

14 Recording the residual value of common stock issued in excess of the value of the common stock subject to repurchase.

15 Elimination of the division equity of the Foods Division of Cuddy
   Farms, Inc.

                               SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   WLR Foods, Inc.

                             By:___/s/_Delbert L. Seitz__________
                              Delbert L. Seitz
                              Chief Financial Officer
                              Secretary and Treasurer


27215

                             EXHIBIT INDEX

Exhibit No.         Description                                  Page
Number


 2.2           First Amendment to Asset Purchase Agreement       38

  23           Consent of Potter & Company, P.A.                 47